Exhibit 99.1

Trilogy Metals Starts Bornite Exploration Drilling

VANCOUVER, June 12, 2017 /CNW/ -  Trilogy Metals Inc. (TSX, NYSE-MKT: TMQ) ("Trilogy Metals" or "the Company") is pleased to announce the start of the exploration field season for the Bornite project.  Trilogy Metals' 80-person camp, located at the Company's Upper Kobuk Mineral Projects in northwest Alaska, has opened for the summer field season.  The Company has engaged Tuuq Drilling, a NANA company, in partnership with Major Drilling International Inc., to execute the 12,000-meter exploration drilling program at the Bornite project.  Tuuq Drilling has been providing core drilling services to the Red Dog Mine in the NANA region. Tuuq Drilling/Major Drilling are utilizing 3 diamond core rigs capable of drilling to depths of 1,400 metres. Major Drilling will also bring their directional drilling capabilities and experience with multiple planned daughter holes drilled from a single parent hole.  This is expected to achieve drill as well as cost efficiencies.  Major Drilling has been drilling deep directional holes for the last 10 years with an excellent safety record. This is a highly specialized job and the combination of Major's drilling experience and success together with their safety practices earned them "Contractor of the Year" by Rio Tinto at their Resolution project in Arizona.  We are very pleased to welcome Tuuq and Major to our team.

Trilogy Metals is executing this US$10 million program at Bornite, which has been funded by South32 Limited per the agreement announced on April 10, 2017 (https://Trilogy PR April 19 2017).  This year's exploration at Bornite was approved by a joint Trilogy-South32 Technical Committee and is focused on drilling the extensions of mineralization last drilled by the Company in 2013.

Bornite Exploration Hole RC13-224: 236 Meters of 1.9% Copper

During the 2013 exploration program at the Bornite project, the Company completed 8,142 meters of drilling with 4,684 meters drilled at the Ruby Creek zone (a potential open pit resource) and 3,458 meters drilled at the South Reef zone (a potential underground resource). A series of press releases highlighted results of the drilling at Bornite starting with the Company's press release dated October 7, 2013 (https://Trilogy PR October 7 2013) where we highlighted drill hole RC13-224 which intersected two mineralized intervals, starting at 513.3 meters and ending at 754.6 meters (241.3 meter interval), for a combined 236.0 meter composite interval with a weighted average grade of 1.90% copper, and comprised of 229.4 meters at a grade of 1.73% copper and 6.6 meters at a grade of 7.70% copper.

Project Drilling History

This year's exploration program at Bornite is one of the larger programs in the history of drilling at the Upper Kobuk Mineral Projects.  The original owner of the claims - Kennecott Copper Company - drilled the property in the 1960s, 70s and a little in the 80s and 90s.  Exploration drilling ceased by the mid-80s when land ownership and access were put into question as a result of the passage of the Alaska National Interest Lands Conservation Act ("ANILCA").  The land ownership and access issues were resolved by the late 90s and we started work in the region in 2004, and have continued to fund exploration at Arctic and Bornite since then - see Figure 1 below.

Bornite Resource

Based on the Company's three field seasons of exploration drilling and re-assaying of previously drilled core from Kennecott, the Company announced an updated resource estimate for the Bornite project of 5.5 Billion pounds of copper inferred resource and 913 Million pounds of copper indicated resource and filed a National Instrument 43-101 technical report in 2016.  See the Company's press releases dated April 19, 2016 (http://Trilogy PR April 19 2016) and the Company's press release on the filing of the updated NI43-101 Technical Report for Bornite on May 16, 2016 (https://Trilogy PR May 16 2016).

"This is an exciting year for Trilogy Metals," says Rick Van Nieuwenhuyse, President and Chief Executive Officer.  "We have waited three long years to be able to come back and drill at Bornite.  With the support of South32, we will be drilling 12,000 meters at Bornite this field season to test the extent of our impressive drill holes from our 2013 drill campaign.  The Bornite resource is already 6 billion pounds of copper and the deposit remains open with 100 metre to +200 metre thick zones of 1% to 2% copper mineralization drilled along a 1 Km wide front.  We look forward to releasing drill results as they are made available and updating the resource once we have completed the drill program."

Qualified Persons

Andrew W. West, P.Geo., Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the future operating or financial performance of the Company, planned expenditures and the anticipated activity at the UKMP Projects, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2016 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

The Bornite Technical Report have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and resource and reserve information contained therein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth in this press release or the Bornite Technical Report may not be comparable with information made public by companies that report in accordance with U.S. standards.

SOURCE Trilogy Metals Inc.

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For further information: Company Contacts: Rick Van Nieuwenhuyse, President & Chief Executive Officer, rickvann@trilogymetals.com; Elaine Sanders, Vice President & Chief Financial Officer, elaine.sanders@trilogymetals.com; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 07:00e 12-JUN-17